UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

NNN REIT, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

NNN REIT, Inc. (the “Company”) entered into that the certain First Amendment to Term Loan Agreement and Agreement Regarding Additional Term Loans dated June 23, 2026 (the “Term Loan Amendment”), with a syndicate of lenders from time to time party thereto and with Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”). The Term Loan Amendment amends that certain Term Loan Agreement dated as of December 17, 2025 by and among the Company, the lenders from time to time party thereto and the Administrative Agent.

The Term Loan Amendment reflects the Company’s exercise of its $200 million incremental term loan option under its senior unsecured term loan facility, increasing the aggregate facility size to $500 million (the “Term Loan”), and amendments to the pricing grid. The incremental borrowings carry identical terms to the existing $300 million term loan (after giving effect to the amendments described below). The Term Loan matures on February 15, 2029, with two one-year extension options.

In anticipation of the Term Loan Amendment, the Company entered into a $100 million forward starting swap that effectively fixes SOFR at 3.43% through February 15, 2029.

The Company expects to use proceeds from the incremental term loan for general corporate purposes.

Additionally, the Company entered into that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of June 23, 2026 (the “Revolving Credit Facility Amendment”), with a syndicate of lenders from time to time party thereto and the Administrative Agent, to, among other things, amend the pricing grid on its revolving credit facility (the “Revolving Credit Facility”).

Based on the Company’s current credit ratings, the applicable SOFR-based margin was lowered to 0.800% from 0.850% for all outstanding Term Loan borrowings and 0.725% from 0.775% for all Revolving Credit Facility borrowings.

The foregoing summary of the Term Loan Amendment and the Revolving Credit Facility Amendment are not an exhaustive description of the respective terms of each amendment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and such summary is qualified in its entirety by reference to the attached amendments.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
10.1

First Amendment to Term Loan Agreement and Agreement Regarding Additional Term Loans, dated as of June 23, 2026, by and among NNN REIT, Inc., Wells Fargo Bank, National Association as Administrative Agent, and a syndicate of lenders named therein.

10.2

Second Amendment to Third Amended and Restated Credit Agreement, dated as of June 23, 2026, by and among NNN REIT, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and a syndicate of lenders named therein.

104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN REIT, Inc.

Dated: June 23, 2026	By:	/s/ Vincent H. Chao
Vincent H. Chao
Executive Vice President and Chief Financial Officer